EXHIBIT 21.1

          SUBSIDIARIES OF SAVVIS COMMUNICATIONS CORPORATION (DELAWARE)


COMPANY AND JURISDICTION OF FORMATION


SAVVIS Communications Corporation (Missouri)

SAVVIS Communications International, Inc. (Delaware)

Global Network Assets, LLC  (Delaware)

SAVVIS Procurement (Delaware)

SAVVIS Communications Canada, Inc. (Canada)

SAVVIS Australia Pty. Ltd. (Australia)

SAVVIS Hong Kong Limited (Hong Kong)

SAVVIS Communications Private Limited (India)

SAVVIS Japan KK (Japan)

SAVVIS New Zealand Limited (New Zealand)

SAVVIS Philippines, Inc. (Philippines)

SAVVIS Singapore Company Pte. Ltd. (Singapore)

SAVVIS Taiwan Limited (Taiwan)

SAVVIS Argentina, S.A. (Argentina)

SAVVISdo Brasil Ltda. (Brazil)

SAVVIS Telecomunicacoes Ltda. (Brazil)

SAVVIS Bermuda Ltd. (Bermuda)

SAVVIS Communications Chile, S.A. (Chile)

SAVVIS Mexico, S.A. de C.V. (Mexico)

SAVVIS Panama, S.A. (Panama)

SAVVIS Venezuela, S.A. (Venezuala)

SAVVIS France S.A.S. (France)

SAVVIS Germany GmbH (Germany)

SAVVIS Hungary Telecommunication KFT (Hungary)
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SAVVIS Italia S.r.l. (Italy)

SAVVIS Poland Sp Zo.o. (Poland)

SAVVIS Switzerland A.G. (Switzerland)

SAVVIS UK Limited (United Kingdom)

SAVVIS Malaysia Sdn. Bhd (Malaysia)

SAVVIS Europe B.V. (Netherlands)